UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Mr. Dudley Sheffler, a director of TransDigm Group Incorporated (the “Company”), died unexpectedly on February 11, 2010. Mr. Sheffler had been a member of the audit committee of the Board of Directors of the Company, with Mr. Sean Hennessy and Mr. Douglas Peacock serving as the other members of the committee. As a result of Mr. Sheffler’s death, on February 19, 2010 the Company received a notice from the New York Stock Exchange (“NYSE”) stating that the Company was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual which requires that audit committees be comprised of at least three independent directors. On February 22, 2010, the Company’s Board of Directors approved the selection of Michael Graff, an existing eligible director, as a new member of the audit committee to replace Mr. Sheffler. The Company is, therefore, now in compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

Item 8.01	Other Events

Submission of Matters to a Vote of Security Holders

On February 17, 2010, the Company conducted its Annual Meeting of Stockholders. The following matters were brought before the stockholders for vote at this meeting:

Proposal 1 – Election of Directors:	FOR	WITHHELD
Mervin Dunn	37,583,955	364,009
Michael Graff	37,605,143	342,821

Proposal 2 – To ratify the selection of Ernst & Young LLP as TransDigm Group Incorporated’s independent accountants for the fiscal year ending September 30, 2010:

FOR	39,420,250
AGAINST	748,154
ABSTAIN	737

No other matters were brought before stockholders for a vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: February 22, 2010

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